                                                                 Exhibit 10.2(a)

                           FACILITIES USE AGREEMENT


     This Facilities Use Agreement Number M67004-99-C-0022, (the "Agreement") is made and entered into as of this 12th day of April, 1999 by and between the Marine Corps Logistics Base, Albany, Georgia (the "Government") and United Defense LP (the "Contractor") (hereinafter collectively referred to as the "Parties").

                                   RECITALS

     WHEREAS, the Government is the owner of certain real property located in the County of Dougherty, State of Georgia, more particularly described in Schedule A, attached hereto and incorporated herein by reference (the "Property"): and

     WHEREAS, the Government desires to provide the Property to the Contractor, and the Contractor desires to use the Property for the purpose of performing services for the Government in connection with the Amphibious Assault Vehicle
(AAV) Reliability, Maintainability, Sustainability/Rebuild to Standard program; and

     WHEREAS, providing the Property will facilitate the Government's procurement of essential services and promote the national defense; and

     WHEREAS, providing the Property will support the Government's industrial preparedness programs and is in the public interest,

     NOW THEREFORE, in consideration of the mutual promises and conditions set forth herein, the Government and the Contractor hereby agree as follows:

I.   PROVISION OF PROPERTY
     ---------------------

     A.   Provision. The Government hereby provides the Property to the
          ---------
          Contractor and the Contractor hereby agrees to use the Property in accordance with the terms and conditions set forth in this Agreement.

     B.   Use of Property. The Contractor is authorized to occupy and use the
          ---------------
          Property in performance of the requirements in Contract M67854-98-C-2075, which was awarded by the Marine Corps Systems Command (the Contract"), and for such other uses as authorized by the Government.

     C.   Term, Option to Extend, and Termination. Notwithstanding any provision
          ---------------------------------------
          to the contrary herein or in the FAR, the term of this Agreement shall be for a period commencing on the date first written above and ending on 31 December 2002. However, the parties hereto may by mutual written agreement, extend the use of the Property under this Agreement beyond 31 December 2002 to permit completion of the contract or subsequent related contracts. Furthermore, notwithstanding the Government's absolute right to terminate this Agreement at any time, the Government will, to the extent practicable, provide the Contractor with 180 days advance written notice prior to terminating this Agreement.

     D.   Rent. As provided in FAR 52.245-9(a), the Contractor shall have no
          ----
          obligation to pay any rent to the Government provided the Contractor only performs work under the Contract.

     E.   Annual Review. The Parties agree that they will periodically review
          -------------
          this Agreement (but not less than annually) to ensure that it continues to meet their respective needs.

II.  SPECIAL PROVISIONS.
     ------------------

     A.   Reasonable Access for Contractor. The Government agrees to permit the
          --------------------------------
          Contractor reasonable access to the Property and to place no unreasonable encumbrance upon the free use and enjoyment of the Property by the contractor's personnel, authorized visitors, or any other individuals having a reasonable need to enter the Property.

     B.   Provision of Utilities and Support Services. The Government shall make
          -------------------------------------------
          available to the Contractor, on a reimbursable basis, the following utilities and services in connection with the Contractor's use of the Property, and the Parties hereto shall enter into a separate agreement concerning the Government's provision of such utilities and services and the Contractor's payment therefor.

               Water                              Electricity
               Sewage                             Natural Gas
               Miscellaneous Maintenance          Entomology Services
               Building Maintenance               Refuse Collection
               Emergency Ambulance Service        Hazardous Waste Disposal

          In addition to the foregoing, the Government shall make available to the Contractor, at no cost, the following services in connection with the Contractor's use of the property:

               Security                           Fire Protection
               Safety                             Intra-base Mail
               Guard Service (Gate)

     C.   Parking. The Government agrees to provide the Contractor with ten
          -------
          parking spaces adjacent to the Property as indicated in Schedule B. In addition, the Government will provide the Contractor with access to additional parking in close proximity to the Property.

     D.   Installations, Arrangements, Rearrangements, Modifications and
          --------------------------------------------------------------
          Construction. The Contractor may, at its own expense, construct or
          ------------
          install any fixed improvements, structural alterations or modifications, or install such capital equipment on the Property as may be necessary to perform its obligations under the Contract. This shall include, but is not limited to, bringing utilities to the Property and providing for the separate metering thereof, making architectural/ structural, mechanical, electrical, or other renovations or alterations to the Property; and, making improvements (including stabilization and drainage) to any open storage areas. The Parties acknowledge and understand, however, that at the expiration or earlier termination of this Agreement, the Contractor may remove any capital equipment that it provided and installed on the Property to perform its obligations under the Contract. However, if the Contractor removes any such capital equipment then the Contractor agrees to restore that portion of the Property vacated by said equipment to a condition such that the Property may once again be used for its original purpose as a storage warehouse.

     E.   Periodic Inspections. The Government reserves the right to perform
          --------------------
          periodic preventive maintenance, fire protection and other inspections of the Property. This shall include, but not be limited to, the Government's right to perform environmental compliance and explosive safety inspections.

     F.   Contracting Officer's Representative. The Contracting Officer shall
          ------------------------------------
          designate in writing a Contracting Officer's Representative (hereinafter "COR") to insure that the Parties comply with the terms and conditions of this Agreement.

     G.   Condition of Property. The Government makes no warranty, express or
          ---------------------
          implied, regarding the condition or fitness for use of the Property.

     H.   Compliance with Laws.
          --------------------

          1.   General. The Contractor, at its own expense, shall conduct its
               -------
               activities on the Property in compliance with all applicable laws, regulations, rules, orders, decrees, permits and agreements, including without limitation those promulgated by the Department of Defense or any division or related agency thereof, and including without limitation those which relate to health, safety, environmental protection, waste disposal, and water and air quality with respect to the use of the Property and the rights granted hereunder (all of which are hereinafter referred to as the "Requirements"). Further, the Contractor shall conduct its activities in compliance with all requirements to which the Government may be subject with respect to the Property. The Parties agree that to the extent existing Requirements are changed or new Requirements are imposed during the term of this Agreement, both parties retain the right to seek an equitable adjustment or other appropriate change under the Contract as may be permitted by law.

          2.   Cooperation in Obtaining Permits. The Contractor shall, at its
               --------------------------------
               own expense, obtain any and all permits, licenses, and other authorizing documents as may be necessary for the use and possession of the Property, provided the Government cooperates with and gives its best efforts to the Contractor to the extent reasonably necessary for the contractor to obtain such permits, licenses, and other authorizing documents. Hazardous waste may be disposed of under MCLB Albany's Environmental Protection Agency identification number on a reimbursable basis.

          3.   Government Disapproval of Contractor Actions. If the Government
               --------------------------------------------
               fails to reasonably approve or allow any action that the Contractor has identified as reasonably required to meet its obligations under this section then the Contractor shall be relieved of its obligations pursuant to this section for such action and any resulting conditions arising from the failure to take such action.

     I.   Environmental Investigation and Remediation.
          -------------------------------------------

          1.   Potential for Contamination and Intent to Apportion Liability.
               -------------------------------------------------------------
               The Parties acknowledge that environmental contamination may currently exist on the Property and they hereby express their mutual intent that the purpose of this section is to determine, to the extent possible, the source(s) of any such contamination. Specifically, while the Contractor has agreed herein to comply with all applicable laws, the Parties agree that it is not their intent to require the Contractor to clean up or otherwise remediate any contamination which may exist on or in the vicinity of the Property as of the effective date of this Agreement.

          2.   Contractor Responsibilities. The Contractor shall be responsible
               ---------------------------
               for addressing and correcting (to the extent required by applicable laws and regulations) any environmental pollution, contamination and/or damage to the Property occurring after the effective date of this Agreement and resulting from the Contractor's use and/or possession of the Property on or after the effective date of this Agreement, regardless of whether (a) such pollution, contamination or damage is discovered before or after the expiration or termination of this Agreement, or (b) corrective or response actions continue or are required to begin after the expiration or termination of this Agreement.

               The Contractor's obligations pursuant to this paragraph do not extend to any acts of the United States or its agents. The Contractor is not an agent of the United States for purposes of this exclusion.

          3.   Environmental Baseline Surveys (EBS). The Government has, at its
               ------------------------------------
               own expense, conducted an initial EBS that is appended to this Agreement and incorporated herein as Schedule C. The Parties acknowledge that this EBS accurately describes the environmental condition of the Property as of the effective date of this Agreement. At the conclusion of this Agreement, the Governmental shall promptly, but no later than six months, conduct another EBS at its own expense to determine the environmental condition of the Property at the time the Contractor vacates the Property. A copy of this final EBS will be furnished to the Contractor upon completion of the survey.

          4.   Reservation of Rights. Notwithstanding any other provision of
               ---------------------
               this Agreement, the Contractor and the Government hereby reserve any and all rights and defenses available under law or any other contract between the Parties that may apply to any liability to a third party, including without limitation other federal, state or local governmental agencies, relating to or arising from environmental conditions existing on, emanating from, or relating to the Property on the effective date of this Agreement. Nothing in this Agreement shall be construed to abrogate any such rights and defenses.

     J.   Environmental Indemnification. As of the effective date of this
          -----------------------------
          Agreement, the Contractor shall indemnify, defend and hold the Government harmless against any and all claims, demands, judgments, administrative actions, enforcement actions and lawsuits against the Government alleging environmental pollution, contamination, damage to property, personal injury or death and/or violation of any environmental, health or safety law, regulation, permit, order, decree or agreement resulting from, or attributable to, the actions or omissions of the Contractor, its employees, agents, subcontractors and suppliers, during all periods of time that the Contractor has the use or possession of the property. The Contractor's obligation pursuant to this section shall continue regardless of whether such allegations are made before or after the expiration or termination of this Agreement. The Contractor's obligations pursuant to this section do not extend to acts of the United States or its agents. The Contractor is not an agent of the United States for purposes of this exclusion. The contractor shall be relieved of its obligations pursuant to this section for any conditions arising from environmental compliance or remediation activities which the Contractor has proposed to undertake and the Government has unreasonably disapproved or disallowed to be taken on the Property.

     K.   Indemnification for Third Party Non-Environmental Claims. As of the
          --------------------------------------------------------
          effective date of this Agreement, the contractor shall indemnify, defend and hold the Government harmless against all claims for personal injury or death to any and all persons and for damage to property of the Contractor or any and all other persons arising from the Contractor's use or possession of this Property, provided that indemnification for all claims involving environmental pollution or contamination shall be governed by the section of this Agreement titled "Environmental Indemnification."

III. MISCELLANEOUS PROVISIONS.
     ------------------------

     A.   Headings. The section headings of this Agreement are inserted for
          --------
          reference purposes only and do not affect the terms and provisions hereof.

     B.   Industrial Mobilization. The Property shall not be subject to or be
          -----------------------
          made part of any industrial mobilization requirements planning unless otherwise agreed to in writing by the Parties.

     C.   Notices. Except as otherwise provided in this Agreement, any notice
          -------
          required or permitted to be given hereunder shall be delivered personally or sent by mail with postage prepaid to the following addresses or to such other places as may be designated by the Parties from time to time.

          For the Contractor:                For the Government:

                                             Contracting Officer (Code 891)
                                             Marine Corps Logistics Bases
                                             P.O. Drawer 43019
                                             Albany, Georgia  31704

     D.   Incorporation by Reference of FAR and DFARS Contract Clauses. This
          ------------------------------------------------------------
          Agreement incorporates the following FAR and DFARS clauses by reference, pursuant to FAR 52.252-03, with the same force and effect as if they were given in full text.

FAR REF NO.         CLAUSE TITLE                                      CLAUSE DATE
-----------         ------------                                      -----------
   52.203-1         Definitions                                       OCT 1995
   52.203-3         Gratuities                                        APR 1984
   52.203-5         Covenant Against Contingent Fees                  APR 1984
   52.203-7         Anti-Kickback Procedures                          JUL 1995
  52.211-15         Defense Priority and Allocation Requirements      SEP 1990
   52.215-2         Audit and Records - Negotiations                  AUG 1996
                    Alternate I (JAN 1997)
   52.215-8         Order of Precedence - Uniform Contract Format     OCT 1997
   52.217-9         Option to Extend the Term of the Contract         MAR 1989
   52.222-3         Convict Labor                                     AUG 1996
  52-222-17         Labor Standards for Construction Work -           FEB 1988
                    Facilities Contracts

   52.288-5         Insurance - Work on a Gov't Installation          JAN 1997
                    Workmen's Compensation - $100,00
                    Comp. Gen'l Liability - $  500,000 pers. Injury
                                            $1,000,000 prop. Damage
                    Comp. Auto Liability - $200,000 per person
                                           $500,000 bodily injury
                                           $ 20,000 prop. damage
  52.232-21         Limitation of Cost (Facilities)                   APR 1984
   52.233-1         Disputes-Alternate I (DEC 1991)                   OCT 1995
   52.237-2         Protection of Government Buildings,               APR 1984
                    Equipment and Vegetation
   52.242-1         Notice of Intent to Disallow Costs                APR 1984
  52.242-13         Bankruptcy                                        JUL 1995
  52.242-16         Stop Work Order - Facilities                      AUG 1989
   52-243-2         Changes - Cost-Reimbursement                      AUG 1987
                    Alternative IV (APR 1984)
   52.245-1         Property Records                                  APR 1984
   52.245-8         Liability for the Facilities                      JAN 1997
   52.245-9         Use and Charges                                   APR 1984
  52.245-11         Government Property (Facilities Use)              APR 1984
  52.246-10         Inspection of Facilities                          APR 1984
  52.249-13         Failure to Perform                                APR 1984
   52-249-1         Termination for Convenience of the                APR 1984
                    Government (Services)
  52-249-14         Excusable Delays                                  APR 1984
   52.252-2         Clauses Incorporated by Reference                 FEB 1992


DFARS REF NO.       CLAUSE TITLE                                      CLAUSE DATE
-------------       ------------                                      -----------
 252.301-7000       Contracting Officer's Representative              DEC 1991

     E.   Counterparts. This agreement may be signed in counterparts.
          ------------

     IN WITNESS WHEREOF, the Parties hereto have executed by this Agreement as of the date first set forth above.


FOR UNITED DEFENSE LP                   FOR MARINE CORPS LOGISTICS BASE
                                        ALBANY, GEORGIA


By  /s/ William Tileston                By /s/ Larry P. Cole
   --------------------------              --------------------------
        William Tileston                       LARRY P. COLE
                                               Colonel, U.S. Marine Corps
Title  Division Controller              Title  Commanding Officer
                                               arine Corps Base, Albany, GA

                                        By  /s/ B. L. Williams, Jr.
                                            -------------------------
                                                B. L. WILLIAMS, JR.
                                                Colonel, U.S. Marine Corps
                                        Title   Program Manager, AAV

                                        By  /s/ Larry F. Pendley
                                            -------------------------
                                                LARRY F. PENDLEY
                                        Title   Contracting Officer (Code 891)

                  Schedule A - Government Furnished Property

                          (As shown on attached map)


              Building 1121, Bay 4            42,600 Square Feet

              Rail Siding at Building          1,000 Linear Feet

              Parking Spaces (10)           Adjacent to Building